Exhibit 10.1

COMMERCIAL LOAN AGREEMENT

LENDER:                                                                                                BORROWER:
Applejack Art Partners, Inc.                                                                                                           a21, Inc.
P.O. Box 1527                                                                                                7660 Centurion Parkway
Manchester Center, VT 05255                                                                                                           Jacksonville, FL 32256

This Commercial Loan Agreement (the “Agreement”) contemplates an advance draw loan with the principal balance of all such draws not to exceed $500,000.00 (collectively, the “Loan”). The Loan is for business purposes.
Applejack Art Partners, Inc. (Lender) agrees to make the Loan to a21, Inc. (“Borrower”), subject to the following terms and conditions, to which Borrower hereby agrees:

1.
The Loan shall be advanced in multiple disbursements. As a condition precedent to any obligation of Lender to make any disbursement of the Loan, there shall not, at the proposed funding date, exist an Event of Default (as defined in paragraph 7).

2.
The Loan shall be evidenced by the Commercial Loan Agreement, a Promissory Note (Note), a Security Agreement, and an Intercreditor Agreement in form acceptable to Lender (together referred to as the “Loan Documents”). The principal amount of the Loan and interest thereon shall be calculated and be payable as set forth more particularly in the Note.

3.	To induce Lender to make the Loan, Borrower hereby warrants and represents to Lender that as of the date hereof:

a.
Borrower has the authority, and has completed all proceedings and obtained all approvals and consents necessary, to execute, deliver, and perform this Agreement and the Note, and the transactions contemplated hereby and thereby.

b.
Such execution, delivery, and performance will not contravene, or constitute a default under or result in a lien upon assets of Borrower pursuant to any applicable law or regulation, any contract, agreement, judgment, order, decree, or other instrument binding upon or affecting Borrower or its properties.

c.
This Agreement, the Note and Security Agreement constitute the legal, valid, and binding obligations of Borrower enforceable in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

d.
Except as previously disclosed to Lender in writing, there is no action, suit, or proceeding pending or threatened against Borrower or its properties that might adversely affect Borrower in any material respect.

e.	Borrower has furnished Lender with financial information as requested by Lender that accurately and fairly presents the financial position of Borrower in all material respects.

f.
Borrower has marketable title to its properties reflected in such disclosed financial information, subject to no mortgage, lien, or security interest other than those heretofore disclosed in writing to Lender and other Permitted Encumbrances (as hereinafter defined), and to the best of Borrower’s knowledge, no event has occurred since the date of such financial statements that could materially adversely affect the Borrower’s ability to perform its obligations under this Agreement.  For purposes of this Agreement, “Permitted Encumbrances” shall mean following encumbrances:  (i) liens for taxes or assessments or other governmental charges or levies, either not yet due and payable; (ii) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrower; (v) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business; (vi) carriers’, warehouseman’s’, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable; (vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto; (ix) liens upon any fixed assets that secures the purchase money indebtedness related thereto; (x) liens in favor of Lender and (xi) liens disclosed in filings made by the Borrower in its filings with the Securities and Exchange Commission.

g.
All tax returns required of Borrower have been filed, there is no proposed material tax assessment or liability against Borrower or its property, and no extension of time for the assessment of any tax of Borrower is in effect or has been requested, except as disclosed in financial statements previously furnished to Lender.

h.	The proceeds of the Loan shall be used by Borrower solely for business purposes.

4.	So long as any part of the indebtedness contemplated hereby shall remain unpaid, Borrower will:

a.
Maintain accurate books and records in accordance with generally accepted accounting principles, and during business hours and upon reasonable advance notice permit inspection of same and any properties of Borrower by Lender at Lender’s request and permit Lender to make abstracts and copies of Borrower’s books and records; provided, however, that so long as no Event of Default has occurred such inspections shall be limited to twice in any fiscal year

b.
Furnish to Lender financial statements and information, including an income and expense statement, rent roll, balance sheet and cash flow statement in accordance with generally accepted accounting principals, to be submitted within 120 days after fiscal year end.

c.
Maintain in form, with companies and with loss payable reasonably acceptable to Lender, adequate insurance(s) of a type and in amounts customarily carried by others engaged in a like or similar business and such additional insurance as Lender from time to time may reasonably require, and upon demand, deliver to Lender the policies concerned or a schedule of all insurance in force.

d.
Pay all liens, taxes, assessments, and other governmental charges; provided, however, that nothing herein contained shall require Borrower to pay any tax or other lien so long as its validity is contested in good faith and adequate provision, acceptable to Lender, has been made therefore.

e.	Promptly notify Lender in writing of the occurrence of an Event of Default or of any event that might materially adversely affect Borrower or its ability to repay the Loan.

5.
Advances under this Promissory Note (Note) may be taken for three (3) months, and shall be used for business purposes. Advances shall be made at the written request of an officer or director of Borrower who is authorized to request advances and direct the disposition of such advances, until written notice of the revocation of such authority is received by Lender at Lender’s principal office set forth above. Advance requests must be made in writing to Lender, and shall detail the reasons for the requested advance.  Advance requests must be approved by Lender, which approval shall not be unreasonably withheld.  Any advance shall be conclusively presumed to have been made to or for the benefit of the undersigned when made in accordance with such requests.  Advances may be made at no greater frequency than one (1) time each week, and shall not be made within five (5) business days of the previous request.  No individual advance shall exceed $150,000.  Lender shall make each Loan within two (2) business days of each advance request by Borrower.  No request for an advance will be honored if a “default” hereunder shall have occurred and exists, or if the amount requested, when added to the total of all amounts previously advanced hereunder, would exceed the sum of Five Hundred Thousand Dollars ($500,000.00).  In the event Lender fails to advance funds hereunder, Borrower may terminate this agreement, and the obligations and restrictions hereunder, by giving Lender five (5) days written notice of such position. Borrower shall thereafter pay the entire outstanding principal balance and accumulated interest in full on or before November 1, 2008 or, if earlier, the date the Borrower, after the thirty (30) day period referred to in Paragraph 6(c) below, executes a binding letter of intent with any person, other than the Lender, to convey, lease, or sell all or substantially all of its assets to any person or entity, whether in one transaction or a series of related transactions.

6.	So long as any part of the indebtedness contemplated hereby shall remain unpaid, Borrower will not, directly or indirectly, without the prior written consent of Lender:

a.
Create or permit to exist against Borrower’s assets, pledged as collateral for this loan now or hereinafter acquired as part of the loan collateral, any lien other than liens heretofore disclosed to Lender and approved by in writing and Permitted Encumbrances.

b.	Purchase or acquire all or substantially all of the assets of any person or entity except in the ordinary course of business.

c.
Notwithstanding the time period referred to in the opening sentence of this Paragraph 6, until the earlier to occur of (i) thirty (30) days after the date hereof, or (ii) the date the Lender fails to advance funds hereunder for any reason or no reason, engage in discussions and/or negotiations with any party other than Lender to convey, lease, or sell all or substantially all of its assets to any person or entity, whether in one transaction or a series of related transactions –;

d.	Sell, assign, transfer, or dispose of any of its accounts receivable or any substantial portion of its other assets;

e.	Make loans to others;

f.	Become liable in any manner for the debts or obligations of others, except in the ordinary course of business as currently conducted.

7.	Upon the occurrence of any of the following (an Event of Default):

a.	Failure by Borrower to make any payment of principal or interest on the Note within ten (10) days of due date;

b.	Failure by Borrower to observe or perform any other term or provision of this Agreement, the Note, or the Security Agreement, within ten (10) days of written notice by Lender;

c.
Any material default under any other material agreement between the Borrower and the Lender, or any material default in any of the obligations of the Borrower to others for borrowed money which, in the opinion of the Lender acting in good faith, impairs its security or increases the likelihood that Borrower will be unable to repay the Loan.

d.	Any material representation made or information furnished to Lender by or on behalf of Borrower shall be inaccurate or incomplete in any material respect;

e.
Borrower shall admit in writing its inability to pay its debts as they become due (however evidenced) or there shall be commenced any bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceedings by or against, or the death, dissolution, termination of existence or insolvency of, Borrower;

f.
The happening of any event under any agreement involving the borrowing of money by, or advance of credit to, Borrower, which gives to the holder of such obligation the right to accelerate its maturity, whether or not such right is exercised;

g.
Entry of any judgment against Borrower in excess of $50,000, unless satisfaction or appeal of such judgment, or provision for satisfaction acceptable to Lender, is effected within thirty (30) days from the date of entry;

h.
The occurrence of any “reportable event” under the Employee Retirement Income Security Act of 1974 (ERISA) which Lender in good faith determines constitutes grounds for the imposition of liability against Borrower under part IV, subtitle D of ERISA;

THEN, Lender may, at its election and without demand or notice of any kind, which are hereby waived, declare the unpaid balance of the Note, and accrued interest thereon, immediately due and payable, refuse to make additional advances hereunder, proceed to collect same, and exercise any and all other rights, powers and remedies given it by this Agreement, the Note and Security Agreement or otherwise at law or in equity.

8.
The representations and warranties of Borrower contained herein shall survive the making of the Loan and shall remain effective until all indebtedness contemplated hereby shall have been paid by Borrower in full.

9.
This Agreement shall be governed by and construed in accordance with the laws of Vermont. Any forbearance, failure, or delay by Lender in exercising any right, power, or remedy shall not preclude the further exercise thereof, and all of Lender’s rights, powers, and remedies shall continue in full force and effect until specifically waived in writing by Lender.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. BY SIGNING THIS AGREEMENT, THE PARTIES AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM.

Dated this ___ day of July, 2008.
a21, Inc.

By:____________________________________
     Its Duly Authorized Agent

Applejack Art Partners, Inc.

By: ___________________________

Print Name: ____________________